As filed with the Securities and Exchange Commission on October 7, 2008
Registration No. 333-116859

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Motive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-2834515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12515 Research Boulevard, Building 5
Austin, Texas 78759-2220
(Address of Principal Executive Offices) (Zip code)
Motive, Inc. Equity Incentive Plan
Motive, Inc. Employee Stock Purchase Plan
Motive, Inc. 1997 Stock Option/Stock Issuance Plan
BroadJump, Inc. 1998 Stock Option/Stock Issuance Plan
Ventix Systems, Inc. 1997 Stock Option/Stock Issuance Plan
(Full title of the plans)
Steven R. Reynolds
General Counsel
Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, NJ 07974
(908) 582-8500
(Name, address and telephone number, including area code, of agent for service)
Copy to:
Robert J. Rawn
Michael R. McCoy
Bryan Cave LLP
1290 Avenue of the Americas
New York, NY 10104
(212) 541-2000

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-116859) originally filed with the Securities and Exchange Commission on June 25, 2004 (the “Registration Statement”) by Motive, Inc., a Delaware corporation (the “Registrant”).
     Pursuant to the Agreement and Plan of Merger, dated as of June 16, 2008, among Lucent Technologies Inc. (“Parent”), Magic Acquisition Subsidiary Inc., a wholly owned subsidiary of Parent (“Purchaser”), and the Registrant, Purchaser was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger was consummated on October 7, 2008.
     In connection with the Merger, the Registrant hereby removes from registration all of its securities registered pursuant to the Registration Statement that remain unsold on the date hereof. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of its securities registered pursuant to the Registration Statement that remain unsold on the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on October 7, 2008.

MOTIVE, INC.
By:	/s/ Luis Martinez Amago
	Name:	Luis Martinez Amago
	Title:	President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Luis Martinez Amago

Luis Martinez Amago	President and Director (Principal Executive Officer)	October 7, 2008

/s/ Glenn Gunn

Glenn Gunn	Vice President and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 7, 2008

/s/ Mark G. Gibbens

Mark G. Gibbens	Director	October 7, 2008

/s/ Michel Rahier

Michel Rahier	Director	October 7, 2008